EXHIBIT 99.1

Qumu Announces Third Quarter 2018 Results,
Reports Positive Quarterly Net Income and Reiterates Annual Revenue Guidance

Conference Call Wednesday, October 31, 2018 at 10:00 a.m. ET

Minneapolis, MN – October 30, 2018 – Qumu Corporation (NASDAQ: QUMU) today reported financial results for the third quarter ending September 30, 2018 and reiterated with confidence its 2018 full year revenue guidance. The Company reported net income of $2.4 million for the quarter, which included a $6.5 million gain on the previously announced sale of its investment in BriefCam, Ltd. and reflected improved operating efficiencies resulting from ongoing cost reduction initiatives. The Company also strengthened its balance sheet by paying down its long-term debt by 60%, or $6.0 million, while increasing its cash during the quarter by $3.3 million.

"I’m happy to report positive net income which, along with a strengthened balance sheet and steady improvement in our operating expenses, gives us a solid financial footing for growth,” said Vern Hanzlik, Qumu’s President and CEO. "We remain bullish on the business, due to steadily increasing customer opportunities, increased customer retention of over 90%, plus our expanded footprint in 22 customers. This growing commitment from customers, combined with top leadership rankings by industry analysts tells me Qumu’s strategy is exactly on target with the industry’s direction toward global video solutions based on a distributed computing model."

Third quarter 2018 revenue was $5.7 million, compared to $7.6 million in the third quarter 2017, and net income for the third quarter 2018 was $2.4 million, or $0.25 per diluted share, compared to a net loss of $(2.3) million, or $(0.25) per diluted share, in the third quarter 2017. Third quarter adjusted EBITDA, a non-GAAP measure, was $(801,000) for the third quarter 2018, compared to $(857,000) for the third quarter 2017.

For the nine months ended September 30, 2018, revenue was $18.1 million, compared to $20.9 million last year, and net loss was $(3.7) million, or a loss of $(0.39) per diluted share, compared to $(8.5) million, or a loss of $(0.91) per diluted share, last year. For the nine months ended September 30, 2018, adjusted EBITDA was $(3.6) million, compared to adjusted EBITDA of $(3.8) million last year. The year-over-year revenue comparisons were negatively impacted by approximately $153,000 and $577,000 for the three and nine months ended September 30, 2018, respectively, due to the adoption of the new revenue recognition standard (ASC Topic 606).

Other Financial Highlights

•
Cash and cash equivalents totaled $8.5 million as of September 30, 2018, compared to $7.7 million as of December 31, 2017. During the third quarter, the Company used a portion of the $9.6 million in net proceeds from the sale of BriefCam to pay down its long-term debt by $6.0 million and accrued interest by $463,000, while still ending the third quarter with $8.5 million in cash, compared to $5.2 million in cash at June 30, 2018.

•
Operating expenses decreased $1.3 million and $2.6 million during the three and nine months ended September 30, 2018, respectively, compared to the 2017 periods, reflecting the impact of the Company's ongoing cost reduction initiatives.

•
Software license and appliance revenue was $1.0 million and $1.8 million for the three months ended September 30, 2018 and 2017, respectively, and $4.3 million and $4.0 million for the nine months ended September 30, 2018 and 2017, respectively, with the year-to-date increase attributable to both new license sales and expansion of existing customers.

•
Subscription, maintenance and support revenue was $4.1 million and $5.1 million for the three months ended September 30, 2018 and 2017, respectively, and $12.3 million and $15.1 million for the nine months ended September 30, 2018 and 2017, respectively. The year-over-year revenue comparisons were negatively impacted by approximately $297,000 and $740,000 for the three and nine months ended September 30, 2018, respectively, due to the adoption of the new revenue recognition standard (ASC Topic 606). Additionally, the loss of a large customer which was previously announced as lost in the fourth quarter

2017, negatively impacted the year-over-year revenue comparisons by $858,000 and $2.4 million in the three and nine months ended September 30, 2018, respectively.

•
Gross margin for the third quarter 2018 was 62.6%, compared to 61.6% for the third quarter 2017. Gross margin for the nine months ended September 30, 2018 was 63.4%, compared to 62.8% for the nine months ended September 30, 2017.

Given the performance to date and sales pipeline, the Company remains confident in the achievement of its previously issued revenue guidance for the full year 2018. Annual bookings growth is expected to be 20% to 25% in 2018, emphasizing growth in sales of the Qx platform. Revenue for 2018 is expected to be approximately $25 million, which includes an approximately $1.1 million unfavorable revenue impact due to the adoption of the new revenue recognition standard (ASC Topic 606) in 2018, as well as the loss of a large customer in the fourth quarter 2017, representing revenue of approximately $3.2 million annually. Gross margin percentage is expected to be in the mid to high 60s. Adjusted EBITDA for 2018 is expected to be approximately $(3.5) million, which is unchanged from previously issued guidance. The Company expects to achieve positive adjusted EBITDA, a non-GAAP measure, in the fourth quarter 2018. Adjusted EBITDA for 2018 excludes other income (expense) of $5.3 million reflecting the sale of BriefCam, Ltd. and paydown of term debt in the third quarter 2018, the change in fair value of warrant liabilities and net losses on foreign currency transactions, stock-based compensation expense of approximately $1.1 million, amortization of acquired intangible assets of approximately $2.1 million, depreciation expense of approximately $0.5 million, income tax expense of approximately $0.3 million, and interest expense of approximately $1.8 million. Net loss for 2018 is expected to be approximately $4.0 million, which includes the results for the nine months ended September 30, 2018.

Conference Call
The Company has scheduled a conference call and webcast to review its third quarter 2018 results tomorrow, October 31, 2018 at 10:00 a.m. Eastern Time. The dial-in number for the conference call is 877-456-6914 for domestic participants and 929-387-3794 for international participants. Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website, www.qumu.com. Webcasts will be archived on Qumu’s website.

Non-GAAP Information
To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company uses adjusted EBITDA, a non-GAAP measure, which excludes certain items from net income (loss), a GAAP measure. Adjusted EBITDA excludes items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, foreign currency gains and losses, the gain on the sale of BriefCam, the loss on extinguishment of debt and other non-operating income and expenses.

The Company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the Company’s performance. The Company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the Company's results of operations from the same perspective as management and the Company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

See the attached Supplemental Financial Information for a reconciliation of net income (loss), a GAAP measure, to adjusted EBITDA, a non-GAAP measure, for the three and nine months ended September 30, 2018 and 2017.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, for example, statements about: the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, the demand for the Company’s products or software, and the expected tax effects of the Company’s disposition of its investment in BriefCam. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

About Qumu
Qumu is the leading provider of best-in-class tools to create, manage, secure, distribute and measure the success of live and on-demand video for the enterprise. Backed by the most trusted and experienced team in the industry, the Qumu platform enables global organizations to drive employee engagement, increase access to video, and modernize the workplace by providing a more efficient and effective way to share knowledge.

Investor Contact:
Dave Ristow
Chief Financial Officer
Qumu Corporation
Dave.Ristow@qumu.com
+1.612.638.9045

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Software licenses and appliances	$985	$1,822	$4,303	$3,971
Service	4,668	5,751	13,807	16,967
Total revenues	5,653	7,573	18,110	20,938
Cost of revenues:
Software licenses and appliances	504	916	1,643	1,778
Service	1,611	1,995	4,990	6,003
Total cost of revenues	2,115	2,911	6,633	7,781
Gross profit	3,538	4,662	11,477	13,157
Operating expenses:
Research and development	1,617	1,769	5,159	5,676
Sales and marketing	1,796	2,509	6,388	7,484
General and administrative	1,608	2,083	5,536	6,552
Amortization of purchased intangibles	224	226	680	675
Total operating expenses	5,245	6,587	17,763	20,387
Operating loss	(1,707)	(1,925)	(6,286)	(7,230)
Other income (expense):
Gain on sale of BriefCam, Ltd.	6,502	—	6,502	—
Loss on extinguishment of debt	(1,189)	—	(1,189)	—
Interest expense, net	(262)	(343)	(1,616)	(994)
Decrease (increase) in value of warrant liability	(401)	15	(292)	(52)
Other, net	(78)	(166)	(481)	(345)
Total other income (expense), net	4,572	(494)	2,924	(1,391)
Income (loss) before income taxes	2,865	(2,419)	(3,362)	(8,621)
Income tax expense (benefit)	469	(110)	303	(139)
Net income (loss)	$2,396	$(2,309)	$(3,665)	$(8,482)

Net income (loss) per share – basic:
Net income (loss) per share – basic	$0.25	$(0.25)	$(0.39)	$(0.91)
Weighted average shares outstanding – basic	9,559	9,404	9,472	9,335
Net income (loss) per share – diluted:
Net loss per share – diluted	$0.25	$(0.25)	$(0.39)	$(0.91)
Weighted average shares outstanding – diluted	9,709	9,404	9,472	9,335

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

Assets	September 30, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$8,499	$7,690
Receivables, net	4,150	5,529
Contract assets	156	—
Income taxes receivable	319	156
Prepaid expenses and other current assets	1,932	1,830
Total current assets	15,056	15,205
Property and equipment, net	512	911
Intangible assets, net	4,661	6,295
Goodwill	7,132	7,390
Deferred income taxes, non-current	60	77
Other assets, non-current	925	4,398
Total assets	$28,346	$34,276
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,841	$3,878
Accrued compensation	959	1,824
Deferred revenue	9,114	8,923
Deferred rent	47	181
Financing obligations	144	1,047
Warrant liability	3,458	819
Total current liabilities	15,563	16,672
Long-term liabilities:
Deferred revenue, non-current	1,483	141
Income taxes payable, non-current	531	3
Deferred tax liability, non-current	40	153
Deferred rent, non-current	322	507
Term loan and other financing obligations, non-current	3,304	7,608
Other liabilities, non-current	146	—
Total long-term liabilities	5,826	8,412
Total liabilities	21,389	25,084
Stockholders’ equity:
Common stock	95	94
Additional paid-in capital	68,763	68,035
Accumulated deficit	(58,923)	(56,197)
Accumulated other comprehensive loss	(2,978)	(2,740)
Total stockholders’ equity	6,957	9,192
Total liabilities and stockholders’ equity	$28,346	$34,276

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Nine Months Ended September 30,
	2018	2017
Operating activities:
Net loss	$(3,665)	$(8,482)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,924	2,309
Stock-based compensation	767	1,090
Accretion of debt discount and issuance costs	1,194	364
Gain on sale of BriefCam, Ltd.	(6,502)	—
Loss on debt extinguishment	1,189	—
Loss on lease contract termination	177	—
Change in value of warrant liability	292	52
Deferred income taxes	(99)	(112)
Changes in operating assets and liabilities:
Receivables	1,363	1,204
Contract assets	394	—
Income taxes receivable / payable	357	142
Prepaid expenses and other assets	291	1,070
Accounts payable and other accrued liabilities	(2,082)	563
Accrued compensation	(857)	(405)
Deferred revenue	2,283	151
Deferred rent	(121)	(132)
Other non-current liabilities	98	—
Net cash used in operating activities	(2,997)	(2,186)
Investing activities:
Proceeds from sale of BriefCam, Ltd.	9,678	—
Purchases of property and equipment	(116)	(22)
Net cash provided by (used in) investing activities	9,562	(22)
Financing activities:
Proceeds from term loan and warrant issuance	10,000	—
Principal payments on term loans	(14,000)	—
Payments for term loan issuance costs	(1,308)	(125)
Principal payments on financing obligations	(329)	(383)
Common stock repurchases to settle employee withholding liability	(28)	(11)
Net cash used in financing activities	(5,665)	(519)
Effect of exchange rate changes on cash	(91)	101
Net increase (decrease) in cash and cash equivalents	809	(2,626)
Cash and cash equivalents, beginning of period	7,690	10,364
Cash and cash equivalents, end of period	$8,499	$7,738

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Software licenses and appliances	$985	$1,822	$4,303	$3,971
Service
Subscription, maintenance and support	4,091	5,113	12,251	15,061
Professional services and other	577	638	1,556	1,906
Total service	4,668	5,751	13,807	16,967
Total revenue	$5,653	$7,573	$18,110	$20,938

A reconciliation from GAAP results to adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$2,396	$(2,309)	$(3,665)	$(8,482)
Interest expense, net	262	343	1,616	994
Income tax expense (benefit)	469	(110)	303	(139)
Depreciation and amortization expense:
Depreciation and amortization in cost of revenues	2	6	7	25
Depreciation and amortization in operating expenses	63	227	358	716
Total depreciation and amortization expense	65	233	365	741
Amortization of intangibles included in cost of revenues	288	302	879	893
Amortization of intangibles included in operating expenses	224	226	680	675
Total amortization of intangibles expense	512	528	1,559	1,568
Total depreciation and amortization expense	577	761	1,924	2,309
EBITDA	3,704	(1,315)	178	(5,318)
Gain on sale of BriefCam, Ltd.	(6,502)	—	(6,502)	—
Loss on extinguishment of debt	1,189	—	1,189	—
Increase (decrease) in fair value of warrant liability	401	(15)	292	52
Other expense, net	78	166	481	345
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	8	(3)	26	29
Stock-based compensation included in operating expenses	321	310	741	1,061
Total stock-based compensation expense	329	307	767	1,090
Adjusted EBITDA	$(801)	$(857)	$(3,595)	$(3,831)